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                             DISTRIBUTION AGREEMENT

                                  March 5, 1991

                  Amended and Restated effective April 14, 1997

Fahnestock & Co. Inc.
110 Wall Street
New York, New York 10005

Dear Sirs:

                  This is to confirm that, in consideration of the agreements hereinafter contained, the undersigned The Fahnestock Funds (the "Trust"), a business trust created under the laws of the Commonwealth of Massachusetts, has agreed that Fahnestock & Co. Inc. ("Fahnestock") shall be, for the period of this Agreement, the distributor of shares of beneficial interest ("Shares") of the Trust.

                  1.       Services as Distributor

                           1.1 Fahnestock will act as agent for the distribution
of shares of each series of Shares of the Trust covered by the Trust's registration statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933 (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act").

                           1.2 Fahnestock agrees to use its best efforts to
solicit orders for the sale of Shares of each series of the Trust which are being publicly offered at the public offering price, as determined in accordance with the Registration Statement, and will undertake such advertising and promotion as it believes is reasonable in connection with such solicitation. Fahnestock agrees to bear all selling expenses, including the cost of printing prospectuses and statements of additional information and distributing them to prospective shareholders.

                           1.3 All activities by Fahnestock as distributor of
the Trust's shares shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted by the Securities and Exchange Commission (the "SEC") or by any securities association registered under the Securities Exchange Act of 1934.

                           1.4 Fahnestock will provide one or more persons
during normal business hours to respond to telephone questions concerning the Trust and each series of its Shares offered to the public by Fahnestock.



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                           1.5 Fahnestock acknowledges that, whenever in the
judgment of the Trust's officers such action is warranted for any reason, including, without limitation, market, economic or political conditions, those officers may decline to accept any orders for or make any sales of, the Trust's Shares or the Shares of a particular series of the Trust's Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

                           1.6 Fahnestock will act only on its own behalf as
principal should it choose to enter into selling agreements with selected dealers or others.

                           1.7 As promptly as is possible after the last day of
each month this Agreement is in effect, the Trust may reimburse Fahnestock for certain expenses incurred by Fahnestock in connection with the offering and sales of the Trust's Shares ("distribution expenses") under this Agreement and the provision of shareholder services ("service expenses"); provided that payment shall be made in any month only to the extent that such payment, together with any other payments made by the Trust pursuant to its applicable Distribution Plan adopted in accordance with Rule 12b-1 under the 1940 Act (each, a "Plan"), shall not exceed the amount permitted under such Plan. If distribution or service expenses incurred during a month are not fully reimbursed by said monthly payment, the unpaid portion of the expenses may be carried forward for payment by the Trust at the end of the following month(s) and interest, at the end prevailing broker loan rate, may be charged thereon, but only if such payment would not cause the particular series or class of shares to exceed for that month the monthly or annual limitations on distribution or service expenses stated in its Plan. The reimbursement by the Trust of distribution and service expenses incurred by Fahnestock is authorized pursuant to the Plans.

                  Expenses incurred in connection with promotional activities will be identified to the series or class involved, although it is anticipated that some promotional activities will be conducted in respect of all series or classes in common, with the result that expenses incurred in connection with those activities will not be identifiable to any particular series or class. In the latter case, expenses will be allocated among the series or classes on the basis of their relative net assets.

                  For purposes of this Agreement, "distribution expenses" and "service expenses" of Fahnestock shall mean those expenses borne by Fahnestock, or by any other person with which Fahnestock has an agreement, for which reimbursement is contemplated in the various Plans.

                           1.8 Each  written  request  for  reimbursement  under
section 1.7 shall be directed to the Treasurer of the Trust and shall show in reasonable detail the expenses incurred by Fahnestock.



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                  1.9 Fahnestock shall prepare and deliver reports to the
Treasurer of the Trust, for review by the Trustees, on a regular, at least quarterly, basis showing the distribution and/or service expenses expected to be incurred in the ensuing quarter pursuant to this Agreement and the Plan and the purposes therefor. Fahnestock shall also prepare and deliver reports to the Treasurer of the Trust, for review by the Trustees, in a regular, at least quarterly, basis showing the distribution and/or service expenses actually incurred in the past quarter, as well as any supplemental reports as the Trustees, from time to time, may reasonably request.

                  1.10 Fahnestock acknowledges that payments under the Plans are subject to the approval of the Trust's Board of Trustees and that the Trust is not contractually obligated to make payments in any amount or at any time, including those in reimbursement of Fahnestock for expenses and interest thereon incurred in a prior month or year.

         2.       Duties of the Trust

                  2.1 The Trust agrees at its own expense to execute any and all documents, to furnish any and all information and to take any other actions that may be reasonably necessary in connection with the qualification of the Trust's Shares for sale in those states that Fahnestock may designate.

                  2.2 The Trust shall furnish from time to time, for use in connection with the sale of the Trust's Shares, such information and reports with respect to the Trust and its shares as Fahnestock may reasonably request, all of which shall be signed by one or more of the Trust's duly authorized officers; and the Trust warrants that the statements contained in any such reports, when so signed by one or more of the Trust's officers, shall be true and correct. The Trust shall also furnish Fahnestock upon request with: (a) annual audits of the Trust's books and accounts made by independent public accountants regularly retained by the Trust, (b) semi-annual unaudited financial statements pertaining to the Trust and each of its series, (c) quarterly earnings statements prepared by the Trust for each of its series, (d) a monthly itemized list of the securities in the portfolio of each series of the Trust,
(e) monthly balance sheets for the Trust and each of its series as soon as practicable after the end of each month and (f) from time to time such additional information regarding the financial condition of the Trust and each of its series as Fahnestock may reasonably request.

         3.       Representations and Warranties

                  The Trust represents to Fahnestock that the Registration Statement, including the prospectuses and statement of additional information forming parts thereof, has been prepared in conformity with the requirements of the 1933 Act and



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1940 Act, and the rules and regulations of the SEC thereunder. As used in this
Agreement, the terms "Registration Statement", "prospectus" and "statement of additional information" shall mean any registration statement, prospectus and statement of additional information filed by the Trust with the SEC and any amendments and supplements thereto which at any time shall have been filed with the SEC. The Trust represents and warrants to Fahnestock that the Registration Statement, when such becomes effective, will include all statements required to be contained therein in conformity with the 1933 Act, the 1940 Act and the rules and regulations of the SEC; that all statements of fact contained in the Registration Statement will be true and correct when such becomes effective; and that the Registration Statement when such becomes effective will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares of the Trust or any of its series. Fahnestock may, but shall not be obligated to, propose from time to time such amendment or amendments to the Registration Statement and such supplement or supplements to any prospectus or statement of additional information as, in the light of future developments, may, in the opinion of Fahnestock's counsel, be necessary or advisable. If the Trust shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Trust of a written request from Fahnestock to do so, Fahnestock may, at its option, terminate this Agreement. The Trust shall not file any amendment to the Registration Statement or supplement to any prospectus or statement of additional information without giving Fahnestock reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right to file at any time such amendments to the Registration Statement and/or supplements to any prospectus or statement of additional information, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

                  4.       Indemnification

                           4.1 The Trust authorizes Fahnestock and any dealers
with whom Fahnestock has entered into dealer agreements to use any prospectus or statement of additional information furnished by the Trust from time to time, in connection with the sale of the Shares of the Trust and any of its series of Shares. The Trust agrees to indemnify, defend and hold Fahnestock, its several officers and directors, and any person who controls Fahnestock within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Fahnestock, its officers and directors, or any such controlling person, may incur under the 1933 Act, the 1940 Act or common law or otherwise, arising out of or based upon any untrue statement or alleged



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untrue statement of a material fact contained in the Registration Statement, any prospectus or any statement of additional information, or arising out of or based upon any omission or alleged omission to state a material fact required to be stated in the Registration Statement, any prospectus or any statement of additional information, or necessary to make the statements in any of them not misleading; provided, however , that the Trust's agreement to indemnify Fahnestock, its officers or directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of or based upon any statements or representations made by Fahnestock or its representatives or agents other than such statements and representations as are contained in the Registration Statement, prospectus or statement of additional information and in such financial and other statements as are furnished to Fahnestock pursuant to paragraph 2.2 hereof; and further provided that the Trust's agreement to indemnify Fahnestock and the Trust's representations and warranties hereinbefore set forth in paragraph 3 shall not be deemed to cover any liability to the Trust or its shareholders to which Fahnestock would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of Fahnestock's reckless disregard of its obligations and duties under this Agreement. The Trust's agreement to indemnify Fahnestock, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Trust's being notified of any action brought against Fahnestock, its officers or directors, or any such controlling person, such notification to be given by letter or by telegram addressed to the Trust at its principal office in New
York, New York and sent to the Trust by the person against whom such action is brought, within ten days after the summons or other fist legal process shall have been served. The failure so to notify the Trust of any such action shall not relieve the Trust from any liability that the Trust may have to the person against whom such action is brought by reason of any such untrue or alleged untrue statement or omission or alleged omission otherwise than on account of the Trust's indemnity agreement contained in this paragraph 4.1. The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Trust and approved by Fahnestock. In the event the Trust elects to assume the defense of any such suit and retain counsel of good standing approved by Fahnestock, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit, or in case Fahnestock does not approve of counsel chosen by the Trust, the Trust will reimburse Fahnestock, its officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by Fahnestock or them. The Trust's indemnification agreement contained in this paragraph 4.1 and the Trust's representations and warranties in this Agreement shall remain



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operative and in full force and effect regardless of any investigation made by or on behalf of Fahnestock, its officers and directors, or any controlling person, and shall survive the delivery of any of the Shares of the Trust or any of its series. This agreement of indemnity shall inure exclusively to Fahnestock's benefit, to the benefit of its several officers and directors, and their respective estates, and to the benefit of the controlling persons and their successors. The Trust agrees to notify Fahnestock promptly of the commencement of any litigation or proceeding against the Trust or any of its officers or trustees in connection with the issuance and sale of any of the Shares of the Trust or any of its series of Shares.

                  4.2 Fahnestock agrees to indemnify, defend and hold the Trust, its several officers and trustees, and any person who controls the Trust within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) that the Trust, its officers or trustees or any such controlling person may incur under the 1933 Act, the 1940 Act or common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers or trustees or such controlling person resulting from such claims or demands shall arise out of or be based upon (a) any unauthorized sales literature, advertisements, information, statements or representations or (b) any untrue or alleged untrue statement of a material fact contained in information furnished in writing by Fahnestock to the Trust and used in the answers to any of the items of the Registration Statement, or shall arise out of or be based upon any omission or alleged omission to state a materials fact in connection with such information furnished in writing by Fahnestock to the Trust and required to be stated in such answers or necessary to make such information not misleading. Fahnestock's agreement to indemnify the Trust, its officers and trustees, and any such controlling person, as aforesaid, is expressly conditioned upon fahnestock's being notified of any action brought against the Trust, its officers or trustees, or any such controlling person, such notification to be given by letter or telegram addressed to Fahnestock at its principal office in New York, New York and sent to Fahnestock by the person against whom such action is brought within ten days after the summons or other first legal process shall have been served. Fahnestock shall have the right of first control of the defense of such action, with counsel of its own choosing, satisfactory to the Trust, if such action is based solely upon such alleged misstatement or omission on Fahnestock's part; in any other event, the Trust, its officers or trustees or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure so to notify Fahnestock of any such action shall not relieve Fahnestock from any liability that Fahnestock may have to the Trust, its officers or trustees, or to such controlling person by reason of



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any such untrue or alleged untrue statement or omission or alleged omission other wise than on account of Fahnestock's indemnity agreement contained in this paragraph 4.2. Fahnestock agrees to notify the Trust promptly of the commencement of any litigation or proceedings against Fahnestock or any of its officers or directors in connection with the issuance and sale of any of the Shares of the Trust or any of its series of Shares.

                  5.       Effectiveness of Registration

                           None of the Shares of the Trust or any of its series
shall be offered by either Fahnestock or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of the Shares hereunder shall be accepted by the Trust or its agents if and so long as the effectiveness of the Registration Statement or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act or if and so long as a current prospectus as required by Section 5(b)(2) of the 1933 Act is not on file with the SEC with respect to such Shares; provided, however, that nothing contained in this paragraph 5 shall in any way restrict or have an application to or bearing upon the Trust's obligation to repurchase Shares of the Trust or any of its series of Shares from any shareholder in accordance with the provisions of the prospectuses or statements of additional information for the Trust or any of its series of Shares of the Trust's declaration of trust.

                  6.       Notice to Fahnestock

                           The Trust agrees to advise Fahnestock immediately

in writing:

                           (a) of any request by the SEC for amendments to the
Registration Statement, prospectus or statement of additional information then in effect with respect to the Trust or any of its series of Share or for additional information;

                           (b) in the event of the issuance by the SEC of any
stop order suspending the effectiveness of the Registration Statement or the initiation of any proceeding for that purpose;

                           (c) of the happening of any event that makes untrue
any statement of a material fact made in the Registration Statement then in effect or that requires the making of a change in the Registration Statement in order to make the statements therein not misleading; and

                           (d) of all actions of the SEC with respect to any
amendment to the Registration Statement which may from time to time be filed with the SEC.

                  7.  The  Trust  hereby   acknowledges   that   Fahnestock  and
Fahnestock-Viner Holdings, Inc. ("FVH"), its parent, each has a proprietary right and interest in the name "Fahnestock" and



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agrees that the name "Fahnestock" will be used by it only so long as this agreement or any extension, renewal or amendment of this agreement remains in effect. In the event that Fahnestock ceases to be the distributor of Shares of the Fund and that the successor distributor of Shares is not affiliated with FVH, the Trust agrees that, to the extent that it is legally able to do so, the Fund will cease to use the name "Fahnestock" and will not use the name "Fahnestock" or any other name indicating that its shares are distributed by or otherwise connected with Fahnestock or FVH. The Trust further acknowledges and agrees that Fahnestock and FVH may grant the nonexclusive right to use the name "Fahnestock" or any similar names to any other corporation or entity, including but not limited to any investment company of which Fahnestock or any affiliate of FVH, or any successor to the business of Fahnestock or such affiliate, shall be the investment adviser or the distributor.

                  8.       Term of Agreement

                           This Agreement shall continue until March 5, 1993 and
thereafter shall continue automatically for successive annual periods ending on March 5th of each year, provided that such continuance is specifically approved at least annually by (a) the Trust's board of Trustees or (b) a vote of a majority (as defined int he 1940 Act) of the Trust's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Trustees of the Trust who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, by vote case in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, on 60 days' written notice, by the Trust's Board of Trustees or by vote of the holders of a majority of the Trust's Shares, or on 90 days' written notice, by Fahnestock. This agreement shall also terminate automatically in the event of its assignment (as defined in the 1940 Act).

                  This distribution Agreement is made by the Trustees, and executed on their behalf by the undersigned officer, not individually, but as Trustees under the Trust's declaration of trust, and the obligations of the Trust of any of its series of Shares are not binding upon any of the Trustees or Shareholders individually, but bind only the Trust property or the Trust property of the applicable series of its Shares.

                  Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.



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                                              Very truly yours,

                                              THE FAHNESTOCK FUNDS

                                              By:/s/ Albert G. Lowenthal
                                                 -------------------------------
                                                 Albert G. Lowenthal, President

Accepted and Agreed to:

FAHNESTOCK & CO. INC.

By:/s/ Albert G. Lowenthal
   ----------------------------------
   Albert G. Lowenthal, CEO

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